UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

                    February 4, 2010
Date of report (Date of earliest event reported)

      Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20848	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Board of Directors of Universal Insurance Holdings, Inc. ("Universal") approved a three-year extension to the employment agreement of Sean P. Downes, Universal’s Chief Operating Officer.  The amendment to Mr. Downes’s employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein, extends the term of Mr. Downes’s employment through December 31, 2013 on the same terms as his earlier agreement.

In connection with the amendment, options to purchase 350,000 shares of the Company's common stock, par value $0.01 per share ("Common  Stock") were granted to Mr. Downes pursuant to a Non-Qualified  Stock Option Agreement ("Downes Option Agreement").  The options have an exercise price of $5.84 per share, expire on February 2, 2015, and will vest as follows: (a) 150,000 shares vest immediately on grant date, February 2, 2010; (b) 100,000 shares vest on February 2, 2011; and (c) 100,000 shares vest on February 2, 2012. In addition, 300,000 shares of restricted Common Stock were granted to Mr. Downes pursuant to a Restricted Stock Award Agreement (“Downes Restricted Stock Agreement”).  The restricted shares will vest as follows: (a) 100,000 shares vest on February 2, 2011; (b) 100,000 shares vest on February 2, 2012; and (c) 100,000 shares vest on February 2, 2013.  Copies of the Downes Option Agreement and Downes Restricted Stock Agreement are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits:

10.1	Addendum No. 4 to Downes Employment Agreement, by and between Universal and Sean P. Downes, dated February 4, 2010.
10.2	Non-Qualified Stock Option Agreement, by and between Universal and Sean P. Downes, dated February 4, 2010.
10.3	Restricted Stock Award Agreement, by and between Universal and Sean P. Downes, dated February 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 9, 2010	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Bradley I. Meier
Bradley I. Meier
President and Chief Executive Officer